Exhibit 99.1

550 Meridian Avenue San Jose, CA 95126 Phone: +1-408-938-5200 Fax: +1-408-790-3800 lonworks@echelon.com www.echelon.com

News Information	For Immediate Release

Press Contacts		Investor Contact
Julia O’Shaughnessy Echelon Corporation +1 (408) 938-5357 julia@echelon.com	Allyson Stinchfield Atomic Public Relations +1 (415) 402-0230 allyson@atomicpr.com	Annie Leschin StreetSmart Investor Relations +1 (415) 775-1788 annie@streetsmartir.com

Echelon Reports First Quarter 2009 Results

(SAN JOSE, CA – May 6, 2009) - Echelon Corporation (NASDAQ: ELON) today announced financial results for the first quarter ended March 31, 2009.

Revenues for the quarter ended March 31, 2009 were $18.2 million compared to revenues of $35.6 million for the same period in 2008. Revenues this quarter were comprised of $11.2 million from LonWorks® infrastructure products, $5.7 million from our Networked Energy Services (NES) products, and $1.3 million from the Enel project. Revenues for the quarter ended March 31, 2008 were $13.8 million from LonWorks infrastructure products, $20.5 million from NES products, and $1.3 million from the Enel project.

Gross margin for the first quarter of 2009 was 43.4%, compared with 34.7% for the same period in 2008, as LonWorks infrastructure products were a larger percentage of revenues. Total operating expenses for the quarter were $18.6 million compared to $19.6 million for the same period in 2008.

The GAAP net loss for the first quarter was $10.6 million, or $0.26 cents per share, compared to net loss of $6.8 million, or $0.17 cents per share, for the same period in 2008. The non-GAAP net loss for the quarter, which excludes stock-based compensation expenses, was $7.5 million, or $0.19 cents per share, compared to non-GAAP net loss of $3.5 million, or $0.09 cents per share, for the same period in 2008. All non-GAAP information in this release is reconciled in the “Reconciliation of Non-GAAP to GAAP Results” table below.

“As anticipated, we saw both of our products lines affected by the current economic environment,” said Ken Oshman, chairman and CEO of Echelon. “We took steps to manage our costs and expenses in the near-term, while preserving critical investments in product and market development. We believe these investments will position Echelon at the forefront of new applications and emerging markets, such as intelligent streetlighting and advanced smart metering, as companies prioritize the need to conserve energy and save costs. With the recent local, national and international governmental initiatives and announcements surrounding energy efficiency and the smart grid, we believe our markets and customers have the potential to benefit from this momentum and the stimulus program longer term,” concluded Oshman.

Business Outlook

The following statements are based on management’s current expectations. These statements are forward-looking, and actual results may differ materially. Please see risk factors of forward looking statements at the end of this release for a description of certain important risk factors that could cause actual results to differ. Echelon management offers the following guidance for the second quarter of 2009. All non-GAAP estimates exclude the impact of any stock-based compensation charges. We expect:

•	Total revenue to be approximately $21.0 million to $23.0 million, with NES revenue accounting for 43%, LonWorks revenue 50%, and Enel project revenue 7%.

•	Non-GAAP gross margin to be in the range of 39.0% to 41.0%.

•	Non-GAAP operating expenses to be approximately $16.0 million to $16.5 million.

•	Stock-based compensation expenses to be approximately $4.3 million.

•	Our provision for income taxes is expected to be approximately $140,000.

•	Non-GAAP loss per share to be $0.18 to $0.22, based on a fully diluted weighted average shares outstanding of 40,500,000.

•	GAAP loss per share of between $0.28 and $0.32 for the quarter.

For those interested in further discussion regarding this release, Echelon’s management will participate in a conference call today at 2:00 p.m. Pacific/5:00 p.m. Eastern Time. To access the call, dial 866-362-5158 and enter passcode: 17771990 (callers outside the US please use 617-597-5397). An archived replay of the webcast will be available approximately two hours following the end of the call.

Use of Non-GAAP Financial Information

Echelon continues to provide all information required in accordance with GAAP, but believes that an investor’s evaluation of our ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, we provide non-GAAP net income and non-GAAP net income per share data as additional information relating to Echelon’s operating results. Echelon presents these non-GAAP financial measures to provide investors with an additional tool for evaluating Echelon’s operating results in a manner that focuses on what Echelon believes to be its ongoing business operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.

Echelon’s management uses certain non-GAAP financial information, namely operating results excluding the impact of stock-based compensation charges made in accordance with SFAS 123R, to evaluate its ongoing operations and for internal planning and forecasting purposes. Accordingly, we believe it is useful for Echelon’s investors to review, as applicable, information that both includes and excludes stock-based compensation (and the related tax impact) in order to assess the performance of Echelon’s business and for planning and forecasting in future periods. Whenever Echelon reports such non-GAAP financial measures, a complete reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure is provided. Investors are encouraged to review these reconciliations to ensure they have a thorough understanding of the reported non-GAAP financial measures and their most directly comparable GAAP financial measures.

About Echelon Corporation

Echelon Corporation (NASDAQ: ELON) is leading the worldwide transformation of the electricity grid into a smart, communicating energy network, connecting utilities to their customers, and providing customers with energy aware homes and businesses that react to conditions on the grid.

Echelon’s NES System – the backbone for the smart grid – is used by utilities to replace existing stand-alone electricity meters with a network infrastructure that is open, inexpensive, reliable, and proven. The NES System helps utilities compete more effectively, reduce operating costs, provide expanded services and help energy users manage and reduce overall energy use. Echelon’s LonWorks® Infrastructure products extend the smart grid, powering tens of millions of energy aware, everyday devices made by thousands of companies – connecting them to each other and the grid. LonWorks based products work together to monitor and save energy; lower costs; improve productivity; and enhance service, quality, safety, and convenience in utility, municipal, building, industrial, transportation, and home area networks.

More information about Echelon can be found at http://www.echelon.com.

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Echelon, LonWorks and the Echelon logo are registered trademarks of Echelon Corporation registered in the United States and other countries. Other product or service names mentioned herein are the trademarks of their respective owners.

Risk Factors Regarding Forward Looking Statements

This press release may contain statements relating to future plans, events or performance, including statements regarding Echelon’s anticipated performance for the second quarter of 2009 and thereafter; the effect of global economic conditions on business in Echelon’s NES and LWI product lines; and the effect of market imperatives to manage and conserve energy. Such statements may involve risks and uncertainties, including risks associated with uncertainties pertaining to the continued development and growth of markets for Echelon’s products and services, particularly the risk that the Company may fail to receive expected orders for our NES products; the risk that global economic conditions will affect our customers’ ability to receive approval for or finance NES or LonWorks-based deployments; risks relating to the ability of Echelon’s products and services to perform as designed and meet customer expectations; the risk that a utility that awards a tender to Echelon or one of its resellers will not proceed with a deployment, will order fewer than the number of meters anticipated by Echelon or will cancel the project, or the risk that the project will not pass certain tests imposed by the utility; the risk that Echelon does not meet expected or required shipment, delivery or acceptance schedules for NES hardware or software products and that Echelon may incur penalties or additional expenses or delay revenue recognition as a result; risks that the application of U.S. generally accepted accounting principles could significantly affect the method of calculating and the timing of NES revenues; and other risks identified in Echelon’s SEC filings. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Echelon undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The financial statements that follow should be read in conjunction with the notes set forth in Echelon’s Quarterly Report on
Form 10-Q when filed with the Securities and Exchange Commission.

ECHELON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31, 2009	December 31, 2008
ASSETS
Current Assets:
Cash and cash equivalents	$28,505	$37,669
Short-term investments	59,186	49,647
Accounts receivable, net	13,016	23,480
Inventories	20,521	16,513
Deferred cost of goods sold	2,803	2,482
Other current assets	2,980	4,707

Total current assets	127,011	134,498
Property and equipment, net	39,387	40,574
Other long-term assets	10,269	10,445

	$176,667	$185,517

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$9,392	$10,675
Accrued liabilities	4,964	5,053
Current portion of lease financing obligations	1,486	1,439
Deferred revenues	8,977	8,520

Total current liabilities	24,819	25,687

Long-term liabilities	26,532	27,259
Total stockholders’ equity	125,316	132,571

	$176,667	$185,517

ECHELON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
Revenues:
Product	$17,389	$34,667
Service	794	928

Total revenues	18,183	35,595

Cost of revenues:
Cost of product (1)	9,640	22,532
Cost of service (1)	648	713

Total cost of revenues	10,288	23,245

Gross profit	7,895	12,350

Operating expenses:
Product development (1)	9,091	9,036
Sales and marketing (1)	5,722	6,005
General and administrative (1)	3,787	4,515

Total operating expenses	18,600	19,556

Loss from operations	(10,705)	(7,206)
Interest and other income, net	310	659
Interest expense on lease financing obligations	(425)	(274)

Loss before provision for income taxes	(10,820)	(6,821)
Income tax (benefit) expense	(255)	20

Net loss	$(10,565)	$(6,841)

Net loss per share:
Basic	$(0.26)	$(0.17)
Diluted	$(0.26)	$(0.17)
Shares used in computing net loss per share:
Basic	40,508	40,788
Diluted	40,508	40,788

(1) Amounts include stock-based compensation costs as follows:
Cost of product	$332	$363
Cost of service	52	47
Product development	1,264	1,169
Sales and marketing	777	697
General and administrative	618	1,016

Total stock-based compensation expenses	$3,043	$3,292

ECHELON CORPORATION

RECONCILIATION OF NON-GAAP TO GAAP RESULTS

Excluding adjustments itemized below

(In thousands, except per share amounts)

(Unaudited)

An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

	Three Months Ended March 31,
	2009	2008
GAAP net loss	$(10,565)	$(6,841)
Stock-based compensation	3,043	3,292

Total non-GAAP adjustments to earnings from operations	3,043	3,292
Income tax effect of reconciling items	—	—

Non-GAAP net loss	$(7,522)	$(3,549)

Non-GAAP net loss per share:
Diluted	$(0.19)	$(0.09)
Shares used in computing net loss per share:
Diluted	40,508	40,788

ECHELON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
Cash flows provided by (used in) operating activities:
Net loss	$(10,565)	$(6,841)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,606	2,117
Reduction of allowance for doubtful accounts	(6)	(15)
Reduction of (increase in) accrued investment income	(21)	542
Stock-based compensation	3,043	3,292
Change in operating assets and liabilities:
Accounts receivable	10,448	10,352
Inventories	(4,036)	(1,945)
Deferred cost of goods sold	(322)	2,662
Other current assets	1,709	(611)
Accounts payable	(1,045)	(4,184)
Accrued liabilities	(388)	504
Deferred revenues	440	(5,826)

Net cash provided by operating activities	863	47

Cash flows provided by (used in) investing activities:
Purchase of available-for-sale short-term investments	(28,919)	(10,629)
Proceeds from maturities and sales of available-for-sale short-term investments	19,368	23,082
Change in other long-term assets	19	15
Capital expenditures	(604)	(824)

Net cash provided by (used in) investing activities	(10,136)	11,644

Cash flows provided by (used in) financing activities:
Principal payments of lease financing obligations.	(349)	(688)
Proceeds from exercise of stock options.	763	102
Repurchase of common stock	(41)	(521)

Net cash provided by (used in) financing activities	373	(1,107)

Effect of exchange rates on cash:	(264)	312

Net increase (decrease) in cash and cash equivalents	(9,164)	10,896
Cash and cash equivalents:
Beginning of period	37,669	76,062

End of period	$28,505	$86,958